MEMORANDUM OF UNDERSTANDING

By and Between

EVB

Tappahannock, Virginia

EASTERN VIRGINIA BANKSHARES, INC.

Tappahannock, Virginia

STATE CORPORATION COMMISSION

BUREAU OF FINANCIAL INSTITUTIONS

Richmond, Virginia

And

FEDERAL RESERVE BANK OF RICHMOND

Richmond, Virginia

WHEREAS, Eastern Virginia Bankshares, Inc., Tappahannock, Virginia, (Corporation) a registered bank holding company that owns and controls EVB, Tappahannock, Virginia, (Bank), the State Corporation Commission Bureau of Financial Institutions (Bureau) and the Federal Reserve Bank of Richmond (Reserve Bank) have mutually agreed to enter into this Memorandum of Understanding (MOU) and

WHEREAS, on September 5, 2013, the boards of directors of the Bank and Corporation (Boards), at a duly constituted meeting, adopted a resolution authorizing and directing William Rand Cook to enter into this MOU on behalf of the Bank and Corporation, and consenting to compliance with each and every provision of this MOU by the Bank, Corporation, and its institution affiliated parties, as defined in section 3(u) of the Federal Deposit Insurance Act, as amended (FDI Act) (12 U.S.C. §1813(u)).

NOW, THEREFORE, Bank, Corporation, Bureau and Reserve Bank agree as follows:

Allowance for Loan and Lease Losses (ALLL)

1. The Boards shall review and revise the ALLL methodology consistent with relevant supervisory guidance, particularly the requirements outlined in SR Letter 12-3, “Interagency Guidance on Allowance Estimation Practices for Junior Lien Loans and Lines of Credit” (SR 12-3) as well as the findings regarding the ALLL set forth in the Report of Examination issued by the Bureau as of December 31, 2012.

(a) Within 60 days of this MOU, the Boards shall submit the revised ALLL methodology to the Bureau and the Reserve Bank.

(b) Within 45 days after the end of each calendar quarter following the date of this MOU the Boards and management shall submit to the Bureau and Reserve Bank a copy of the internally calculated ALLL worksheet.

Source of Strength

2. The board of directors of Corporation shall take appropriate steps to fully utilize Corporation’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors of the Federal Reserve System (Board of Governors) (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with all provisions of this MOU.

Dividends and Interest Payments

3. (a) Corporation shall not declare or pay any dividends of any kind, to include trust preferred security payments, without the prior written approval of the Bureau and Reserve Bank.

(b) All requests for prior approval shall be received by the Bureau and Reserve Bank at least 30 days prior to the proposed dividend declaration date. All requests shall contain, at a minimum, current and projected information on the Corporation’s capital, earnings, and cash flow; the Bank’s capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment.

Debt and Stock Redemption

4. (a) Corporation shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Bureau and Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) Corporation shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Bureau and Reserve Bank. All requests should conform to the Board of Governors’ Supervisory Letter titled Applying Supervisory Guidance and Regulations on the Payment of Dividends, Stock Redemptions, and Stock Repurchases at Bank Holding Companies, dated February 24, 2009 (SR 09-4).

(c) All requests for prior approval shall be received by the Bureau and Reserve Bank at least 30 days prior to the proposed debt or stock transaction.

Progress Reports

5. Within 45 days after the end of each calendar quarter following the date of this MOU, the Boards shall submit to the Bureau and Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this MOU and the results thereof.

Miscellaneous

6. Each provision of this MOU shall remain in effect until modified or terminated in writing by the Bureau and Reserve Bank.

7. The provisions of this MOU shall be binding upon the Bank and Corporation and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

Communications

8. All communications regarding the MOU shall be sent via Secure E-mail (RICH.SRC.actionsubmission@rich.frb.org) or Mail to:

Ms. Joan T. Garton
Vice President
Federal Reserve Bank of Richmond	Address for Federal Express:
P.O. Box 27622	701 East Byrd Street
Richmond, Virginia 23261	Richmond, Virginia 23219

Charles R. Dickerson
Assistant Deputy Commissioner
State Corporation Commission
Bureau of Financial Institutions
Post Office Box 640
Richmond, Virginia 23218

IN WITNESS WHEREOF, the parties have caused this MOU to be executed as of the 5th day of September, 2013.

/s/ William Rand Cook	/s/ Joan T. Garton
William Rand Cook	Joan T. Garton
Chairman	Vice President
Eastern Virginia Bankshares, Inc.	Federal Reserve Bank of Richmond
EVB

/s/ Charles R. Dickerson
R. Dickerson
Assistant Deputy Commissioner
State Corporation Commission
Bureau of Financial Institutions